AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is agreed to as of October 24, 2023 (“Effective Date”), by and among CleanSpark, Inc., a Nevada corporation (“CleanSpark” or the “Company”), and Gary Vecchiarelli (“Employee”) (Employee and CleanSpark collectively referred to as the “Parties”).

WHEREAS, CleanSpark and Employee are parties to the Employment Agreement effective

October 26, 2020, as amended (the “Agreement”);

WHEREAS, CleanSpark’s Compensation Committee of the Board of Directors approved to amend certain of Employee’s compensation terms to reflect his contributions to the Company; and

WHEREAS, the Parties are entering into this Amendment to alter certain of the Agreement as provided herein.

NOW, THEREFORE, the Parties agree as follows:

1.
Exhibit 3 of the Agreement shall be fully replaced with the following language:

•
$425,000 annual base salary, effective October 1, 2023.
•
Annual Bonus opportunity equal to 100% of base salary, plus discretionary bonus, effective October 1, 2023.

2.
Except as specifically modified hereby, all of the provisions of the Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect. To the extent that this Amendment conflicts with the terms of the Agreement, this Amendment shall control.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

CLEANSPARK, INC.

A Nevada Corporation

By: __/s/ Larry McNeill __________________

Larry McNeill, Chairman of the

Compensation Committee

EMPLOYEE:

/s/ Gary Vecchiarelli

Gary Vecchiarelli